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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 5, 2017

Erie Indemnity Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	0-24000	25-0466020
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Erie Insurance Place, Erie, Pennsylvania		16530
_______________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(814) 870-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. [  ]

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Executive Vice President of Human Resources & Strategy

On December 5, 2017, Erie Indemnity Company (the “Company”) appointed Dionne Wallace Oakley, 50, Executive Vice President of Human Resources & Strategy. Ms. Wallace Oakley joined the Company in 2011 and has served as Senior Vice President of Human Resources since September 2012. Her Executive Vice President appointment becomes effective January 1, 2018.

There is no family relationship between Ms. Wallace Oakley and any other executive officer or member of the board of directors of the Company, and there are no related party transactions with regard to Ms. Wallace Oakley that are reportable under Item 404(a) of Regulation S-K. Ms. Wallace Oakley is not a party to any plan, contract, or arrangement in connection with her appointment as an Executive Vice President of the Company.

On December 8, 2017, the Company issued a press release announcing Ms. Wallace Oakley’s appointment as an executive officer. A copy of the press release is attached as Exhibit 99.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2017, the Board of Directors of the Company approved amendments to Sections 4.01 and 4.04 of the Company’s Bylaws. The purpose of these amendments was to correct erroneous cross-references to another section of the Bylaws. Sections 4.01 and 4.04 incorrectly referenced Section 3.17 of the Bylaws, instead of Section 3.18. The corrective amendments are effective December 7, 2017 and the revised text of Sections 4.01 and 4.04 appear below. The foregoing summary of the amendments to the Bylaws is qualified in its entirety by reference to the full text of the Bylaws which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017.

Section 4.01. Number. The officers of the corporation shall be a President, a Secretary, a Treasurer, and as many Executive Vice Presidents and Senior Vice Presidents as from time to time may be determined by the Board of Directors. The President, Secretary and Treasurer may not be the same person. All officers of the corporation must be natural persons. There shall also be as many Vice Presidents and Assistant Officers as from time to time may be determined by the Chief Executive Officer. The Chairman of the Board shall be an officer of the corporation only to the extent he or she is designated as the Chief Executive Officer of the corporation by resolution of the Board of Directors adopted in accordance with Section 3.18 of these bylaws. Other officers, as from time to time may be determined, may be added by resolution of the Board of Directors.

Section 4.04. Duties and Responsibilities. Officers of the corporation shall have the duties and responsibilities assigned to them in their respective position descriptions approved by the Board of Directors for the Chief Executive Officer and approved by the Chief Executive Officer for all other officers in addition to the following duties and responsibilities of the various offices: (a) President. Unless the Chairman of the Board is designated as the Chief Executive Officer of the corporation by resolution of the Board of Directors adopted in accordance with Section 3.18 of these bylaws, the President shall be the Chief Executive Officer of the corporation and in such capacity shall have general supervision of the business, affairs and property of the corporation and over its several officers. If the Chairman of the Board is serving as the Chief Executive Officer of the corporation in accordance with Section 3.18 of these bylaws, the President shall not be the Chief Executive Officer of the corporation and instead shall only have such duties and responsibilities as from time to time may be assigned by the Chief Executive Officer or the Board of Directors.

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Item 8.01 Other Events.

The Company issued a press release regarding the December 5, 2017 Board of Directors meeting, where the Board set the management fee rate charged by the Company to Erie Insurance Exchange and approved an increase in shareholder dividends. The Company's Board of Directors also declared the following quarterly dividend on shares of Erie Indemnity Company Class A common stock. See the Press Release attached as Exhibit 99.2.

Dividend Number: 349
Class A Rate Per Share: $0.84
Declaration Date: December 5, 2017
Ex-Dividend Date: January 5, 2018
Record Date: January 8, 2018
Payable Date: January 23, 2018

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release dated December 8, 2017
Exhibit 99.2 Press Release dated December 8, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Erie Indemnity Company

December 8, 2017	By:	/s/ Brian W. Bolash

Name: Brian W. Bolash
Title: Corporate Secretary and Senior Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 8, 2017
99.2	Press Release dated December 8, 2017